Exhibit 99.1

Transgenomic Reports Third Quarter 2015 Financial Results

Conference Call to be Held at 5:00 PM Eastern Time Today

Omaha, Neb. (November 12, 2015) - Transgenomic, Inc. (NASDAQ: TBIO) today reported financial results for the third quarter ended September 30, 2015, and provided a business update.

Business Update

During the third quarter of 2015, Transgenomic continued its strategic refocusing on precision medicine and the commercialization of its ICE COLD-PCR(TM) technology. The Company announced that it had sold certain assets and liabilities of its ion chromatography columns business and additionally announced that it had entered into a binding term sheet to divest the remaining portion of its Genetic Assays and Platforms (GAP) business segment.

These divestitures have a major effect on the Company's operations and financial results. Notably, the revenues and expenses associated with the GAP business are no longer included in the Company’s results, and information presented for both current and prior year periods in the financial statements has been modified to reflect the discontinued operations.

Third Quarter Financial Results From Continuing Operations

Net sales for the third quarter of 2015 were $4.0 million, a 3% decrease as compared with $4.1 million for the same period in 2014. The $0.1 million decrease reflects $0.2 million of lower sales from our contract laboratory services as we transition to our transformational ICE COLD-PCR based offerings, partially offset by a $0.1 million increase in sales from our patient testing services.

Gross profit was $1.8 million or 45% of net sales, compared with gross profit of $1.7 million, or 42% of net sales for the same period in 2014. Gross profit increased as a percent of net sales, due to lower costs for operating supplies in 2015 as compared to the prior year, partially offset by lower sales.

Operating expenses were $10.7 million during the third quarter of 2015. This included a $7.0 million charge for impairment of long-lived assets that was recorded during the three months ended September 30, 2015. This is a non-cash charge related to the Company’s review of the recoverability of the amortizing long-lived assets of our Patient Testing business and resulted in the $7.0 million charge. During the third quarter of 2015, operating expenses also included a reversal of an accrued liability for $1.0 million which decreased our selling, general and administrative expenses for the period.

Excluding the impairment charges and accrual reversal, operating expenses were $4.6 million during the third quarter of 2015 compared with $5.7 million in the prior year period. The $1.1 million decrease in operating expenses in the third quarter of 2015 reflected lower personnel costs, lower marketing and promotion costs, lower operating supply costs and lower stock compensation costs in the current year quarter.

The net loss from continuing operations for the third quarter of 2015 was $8.2 million or $0.62 per share, ($2.2 million or $0.18 per share excluding the $7.0 million impairment charge and $1.0 million liability reversal), compared with a net loss of $2.7 million, or $0.41 per share for the third quarter of 2014. Modified EBITDA, which is a non-GAAP measure that Transgenomic views as an appropriate and sound measure of the Company's results, was a loss of $1.3 million for the third quarter of 2015, compared to a loss of $3.1 million for the same period in 2014. A reconciliation of Net Loss to Modified EBITDA is presented below.

Cash and cash equivalents were $2.8 million at September 30, 2015, compared with $1.6 million at December 31, 2014. As previously announced, during the third quarter of 2015 the Company completed a financing that raised approximately $2.7 million in net proceeds and completed a sale of assets of its ion chromatography columns business for approximately $2.1 million in cash.

“We made progress on many fronts during the third quarter, most importantly on accelerating our transformation into a slimmed down, agile provider of products and services based on our best-in-class Multiplexed ICE COLD-PCR (MX-ICP) enabling technology for molecular diagnostics and precision medicine,” said Paul Kinnon, President and Chief Executive Officer of Transgenomic. “We divested one legacy business and are nearing completion of the divestiture of the second business that are not aligned with our strategic focus—our ion chromatography columns business and the remainder of our Genetic Analysis & Platform business. These businesses have required company resources and management attention for several years, and they would require major investments to be competitive. We are therefore pleased to have sold the columns business for more than $2 million and to have found a home for our GAP business, ending our ongoing commitments to that sizeable operation at minimal cost to the company. These divestments free up precious resources and management attention as we move to rapidly commercialize our MX-ICP technology.”

Mr. Kinnon continued, “From a financial perspective, this is transition quarter, as we digest the major structural changes to our business. We have reduced expenses by more than $1 million per quarter and are now better positioned to focus on our MX-ICP technology. It is noteworthy that our laboratory business is up 18% this year on a stand-alone basis, but these gains were obscured in the third quarter due to seasonal and one-time factors.

Mr. Kinnon concluded, “Since the start of the quarter, we accelerated the pace of MX-ICP commercialization, launching three new liquid biopsy diagnostic tests and panels for cancer monitoring and precision medicine, including assays for the most common cancers such as lung cancer and colon cancer. Early in the quarter, we launched our ICEme(TM) Mutation Enrichment Kits for cancer research, making them available commercially to researchers worldwide. A few days later we announced a new pilot study with four leading biopharmaceutical firms designed to validate the accuracy and utility of using MX-ICP-based liquid biopsies to guide and monitor cancer clinical trials. We also presented data at a scientific meeting that reported successful results from a joint project with Amgen to detect actionable mutations in colorectal cancer patients. Importantly, during the quarter we announced our first commercial MX-ICP license--for both clinical and research applications. We also have recently kicked off a new marketing initiative with Google that we expect to help catapult our visibility in the liquid biopsy space. Overall, we are very pleased with the increasing momentum we are achieving with MX-ICP. And with our new streamlined structure, we now can focus our full resources and energies on commercializing this technology whose versatility and ease of use are in sync with the needs of the emerging high growth market for liquid biopsies.”

Nine Month Financial Results From Continuing Operations

Net sales for the nine months ended September 30, 2015 were $13.7 million, an 18% increase as compared with $11.6 million for the same period in 2014. Net sales increased from last year due to higher test volumes in both patient testing and our contract laboratory services.

Gross profit was $6.9 million or 51% of net sales, compared with gross profit of $4.7 million or 41% of net sales for the same period in 2014. Gross profit increased as a result of increased test volume and lower manufacturing costs in our patient testing services and higher volumes in our contract laboratory services.

For the nine months ended September 30, 2015, operating expenses were $15.0 million, excluding the $7.0 million impairment charge and $1.0 million accrual reversal recorded during the third quarter, compared with $17.0 million in the prior year. The $2.0 million decrease in operating expenses included lower personnel costs, lower operating supply costs in research and development and lower stock compensation costs.

The net loss from continuing operations for the nine months ended 2015 was $14.2 million or $1.29 per share, ($8.2 million or $0.78 per share excluding the $7.0 million impairment charge and $1.0 million liability reversal) compared with a net loss of $11.4 million or $1.67 per share for nine months ended September 30, 2014.

Review of Third Quarter Announcements Shows Continued Progress in Commercialization of Multiplexed ICE COLD-PCR Technology

•	Launched Expanded MX-ICP Lung Cancer Analysis Panel for Liquid Biopsy Detection of Key Actionable Mutations
o	New comprehensive panel is the latest liquid biopsy CLIA test that leverages exceptional sensitivity of Multiplexed ICE COLD-PCR; Conforms to ASCO and NCCN testing recommendations.
•	Presented Study Highlighting Joint Project to Detect Actionable Mutations in Colorectal Cancer
o	Multi-year study presented at CAP ‘15 conducted with Amgen identified mutations in KRAS / NRAS (RAS) exons in metastatic colorectal cancer patients using Sanger sequencing.
•	Signed Binding Term Sheet to Divest Genetic Assays & Platforms Business Unit
o	Divesting GAP Business Unit to ADSTEC Corporation--expected to reduce costs and enable strategic focus on accelerating commercialization of MX-ICP.
•	Awarded First License for Commercial Rights to its Liquid Biopsy Technology
o	Granted exclusive license to University of Melbourne to use Multiplexed ICE COLD-PCR(TM) technology for research and clinical applications in Australia. Transgenomic sells EGFR kits to University and receives royalties.
•	Sold Ion Chromatography Product Line and Assets to Edge Biosystems
o	$2.1 million sale continues strategy of selectively monetizing legacy assets, generating non-dilutive cash and allowing focus on molecular diagnostics and personalized medicine.
•	Launched New Liquid Biopsy MX-ICP Panel for Lung Cancer that Accurately Detects Key EGFR Mutations in Blood
o	New Transgenomic CLIA test that leverages outstanding sensitivity of Multiplexed ICE COLD-PCR(TM) to enable liquid biopsies, Conforms to ASCO and NCCN testing recommendations
•	Established Clinical-Commercial Advisory Board for Multiplexed ICE COLD-PCR(TM) in Oncology
o	Biomarker Expert Dr. Scott Patterson Joins as Chairman along with Dana-Farber Clinical Research Head Dr. Bruce Johnson and Genomics Pioneer Professor Paul Waring
•	Initiated Study of Multiplexed ICE COLD-PCR(TM) Liquid Biopsies with Leading Biopharma Firms
o	Four leading firms joined pilot program aiming to validate accuracy and utility of MX-ICP-based liquid biopsies to guide and monitor cancer clinical trials.
•	Launched Ultra-High Sensitive ICEme(TM) Mutation Enrichment Kits for Cancer Researchers
o	Launched Multiplexed ICE COLD-PCR(TM) kits commercially to researchers worldwide. Customizable kits work on all platforms and menu includes multiple clinically actionable mutations for use as single tests or in combination.
•	Closed Private Placement Financing
o	Raised gross proceeds of approximately $3.0 million in private placement financing.

Conference Call

Transgenomic management will host a conference call to discuss third quarter 2015 financial results and answer questions beginning at 5:00 p.m. Eastern Time today. To participate in the call, dial 866-952-8561 from the U.S. and Canada or 785-424-1883 from international locations and enter conference ID TRANS. The call will be webcast live and accessed at https://www.webcaster4.com/Webcast/Page/1139/11743, which is also available on the Investor Relations section of Transgenomic’s website.

A replay will be available for two weeks beginning approximately two hours after the call’s conclusion through 11:59 p.m. Eastern Time November 26, 2015 by dialing 800-839-3616 (domestic) or 402-220-2974 (international).

About Transgenomic

Transgenomic, Inc. is a global biotechnology company advancing personalized medicine in cardiology, oncology, and inherited diseases through advanced diagnostic technologies, such as its revolutionary ICE COLD-PCRTM and its unique genetic tests provided through its Patient Testing business. The company also provides specialized clinical and research services to biopharmaceutical companies developing targeted therapies and sells equipment, reagents and other consumables for applications in molecular testing and cytogenetics. Transgenomic’s diagnostic technologies are designed to improve medical diagnoses and patient outcomes.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” of Transgenomic within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. Forward-looking statements include, but are not limited to, those with respect to management's current views and estimates of future economic circumstances, industry conditions, company performance and financial results, including the ability of the Company to grow its involvement in the diagnostic products and services markets, expectations regarding new clients, projects and prospects, MX-ICP’s ability to accelerate the Company’s growth and generate revenue, and the operation of our billing systems. The known risks, uncertainties and other factors affecting these forward-looking statements are described from time to time in Transgenomic's filings with the Securities and Exchange Commission. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all statements contained in this press release. All information in this press release is as of the date of the release and Transgenomic does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

Contacts:

Media:	Investors:
Barbara Lindheim	Transgenomic Investor Relations
BLL Partners LLC	investor.relations@transgenomic.com
212-584-2276
blindheim@bllbiopartners.com

TRANSGENOMIC, INC. AND SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
NET SALES	$3,960	$4,064	$13,670	$11,595
COST OF GOODS SOLD:	2,196	2,347	6,732	6,891
Gross profit	1,764	1,717	6,938	4,704
OPERATING EXPENSES:
Selling, general and administrative	3,103	5,063	12,270	14,855
Research and development	561	641	1,704	2,171
Impairment of long-lived assets	7,024	—	7,024	—
	10,688	5,704	20,998	17,026
OPERATING LOSS FROM CONTINUING OPERATIONS	(8,924)	(3,987)	(14,060)	(12,322)
OTHER INCOME (EXPENSE):
Interest expense, net	(174)	(162)	(550)	(490)
Warrant revaluation	385	(50)	(30)	200
Other, net	(6)	(1)	(19)	(1)
	205	(213)	(599)	(291)
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(8,719)	(4,200)	(14,659)	(12,613)
INCOME TAX BENEFIT	(486)	(1,456)	(466)	(1,204)
LOSS FROM CONTINUING OPERATIONS	(8,233)	(2,744)	(14,193)	(11,409)
INCOME FROM DISCONTINUED OPERATIONS, NET OF TAXES	934	2,664	578	3,260
NET LOSS	(7,299)	(80)	(13,615)	(8,149)

PREFERRED STOCK DIVIDENDS	(331)	(304)	(993)	(839)

NET LOSS FROM CONTINUING OPERATIONS AVAILABLE TO COMMON STOCKHOLDERS	(8,564)	(3,048)	(15,186)	(12,248)
NET INCOME FROM DISCONTINUED OPERATIONS AVAILABLE TO COMMON STOCKHOLDERS	934	2,664	578	3,260
NET LOSS AVAILABLE TO COMMON STOCKHOLDERS	$(7,630)	$(384)	$(14,608)	$(8,988)

BASIC AND DILUTED LOSS PER COMMON SHARE FROM CONTINUING OPERATIONS	$(0.62)	$(0.41)	$(1.29)	$(1.67)
BASIC AND DILUTED INCOME PER COMMON SHARE FROM DISCONTINUED OPERATIONS	$0.07	$0.36	$0.05	$0.44
BASIC AND DILUTED LOSS PER COMMON SHARE	$(0.55)	$(0.05)	$(1.24)	$(1.22)
BASIC AND DILUTED WEIGHTED-AVERAGE SHARES OF COMMON STOCK OUTSTANDING	13,763,240	7,353,695	11,784,583	7,353,695

Transgenomic, Inc.

Summary Financial Results

Proforma Modified EBITDA

(dollars in thousands)

Management uses Modified EBITDA, a non-GAAP measure, to measure the Company's financial performance and to internally manage its businesses. Management believes that Modified EBITDA provides useful information to investors as a measure of comparison with peer and other companies. Modified EBITDA should not be considered an alternative to, or more meaningful than, net income or cash flow as determined in accordance with generally accepted accounting principles. Modified EBITDA calculations may vary from company to company. Accordingly, our computation of Modified EBITDA may not be comparable with a similarly-titled measure of another company.

The following sets forth the reconciliation of Net Loss to Modified EBITDA for the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
NET LOSS FROM CONTINUING OPERATIONS	$(8,233)	$(2,744)	$(14,193)	$(11,409)

INTEREST EXPENSE	174	162	550	490

INCOME TAX BENEFIT	(486)	(1,456)	(466)	(1,204)

DEPRECIATION AND AMORTIZATION	477	505	1,527	1,493

CHANGE IN FAIR VALUE OF WARRANTS	(385)	50	30	(200)

STOCK COMPENSATION EXPENSE	166	360	489	997

IMPAIRMENT OF LONG-LIVED ASSETS	7,024	—	7,024	—

MODIFIED EBITDA	$(1,263)	$(3,123)	$(5,039)	$(9,833)

TRANSGENOMIC, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	(unaudited)
	September 30,	December 31,
	2015	2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$2,787	$1,609
Accounts receivable, net	9,252	5,389
Other current assets	534	1,050
Assets held for sale	3,531	5,599
Total current assets	16,104	13,647
PROPERTY AND EQUIPMENT, NET	303	1,358
OTHER ASSETS:
Goodwill	6,918	6,918
Intangibles, net	1,000	7,879
Other assets	125	204
	$24,450	$30,006
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current liabilities	$14,145	$8,703
Liabilities held for sale	2,002	2,554
Total current liabilities	16,147	11,257
OTHER LIABILITIES:
Long term debt, less current maturities	525	7,375
Common stock warrant liability	175	145
Accrued preferred stock dividend	—	3,130
Other long-term liabilities	886	1,546
Total liabilities	17,733	23,453

STOCKHOLDERS’ EQUITY	6,717	6,553
	$24,450	$30,006